Calculation of Filing Fee Tables
S-3
MACERICH CO
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(o)			$ 288,499,793.00	0.0001381	$ 39,841.82
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 288,499,793.00		$ 39,841.82
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 39,841.82
			Net Fee Due:						$ 0.00
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price. Payment of the registration fee for these securities at the time of filing of the Company's registration statement on Form S-3, filed with the Securities and Exchange Commission, on August 5, 2026 (File No. 333-297985) (the "Registration Statement"), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This "Calculation of Filing Fee" table shall be deemed to update the "Calculation of Filing Fee" table filed as Exhibit 107 to the Registration Statement in accordance with Rules 456(b) and 457(r) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	The Macerich Company	S-3	333-273707	11/12/2024		$ 39,841.82	Equity	Common stock, par value $0.01 per share		$ 288,499,793.00
Fee Offset Sources	2	The Macerich Company	S-3	333-273707		11/12/2024						$ 44,169.32
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Company previously registered the offering of shares of its common stock having an aggregate offering price of $500,000,000 in connection with the Company's at-the-market offering program by means of a 424(b)(5) prospectus supplement, dated November 12, 2024 (the "Prior ATM Prospectus Supplement"), filed pursuant to a registration statement on Form S-3 (Registration No. 333-273707) filed with the Securities and Exchange Commission on August 4, 2023 (the "2023 Registration Statement"). In connection with the filing of the Prior ATM Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $76,550. Shares having an aggregate offering price of $211,500,207 were sold under the Prior ATM Prospectus Supplement and shares having an aggregate offering price of $288,499,793 remain unsold. The 2023 Registration Statement expired on August 4, 2026 and the Company has terminated the offering that included the unsold shares of common stock under the Prior ATM Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $44,169.32 that has already been paid and remains unused with respect to the securities that were previously registered pursuant to the Prior ATM Prospectus Supplement and were not sold thereunder may be applied to offset the filing fees payable pursuant to the prospectus supplement to which this Exhibit 107 relates (the "Current ATM Prospectus Supplement"). Of such amount, $39,841.82 is being applied to offset the entire filing fee in connection with the offering pursuant to the Current ATM Prospectus Supplement and, accordingly, no filing fee is being paid in connection with this offering. Following such offset, $4,327.50 of the filing fee previously paid and associated with such unsold securities remains unused and available for application as a fee offset in the future in accordance with Rule 457(p).

Offset Note
[2]	See note (1).

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $288,499,793.00. The prospectus is a final prospectus for the related offering.